                                                                EXHIBIT 10.49(1)
                                January 4, 2000

Larry J. Mullin
1108 Lavendar Lane
Absecon, New Jersey 08201

        Re:  Third Amendment of the Agreement dated July 24, 1995
             between Larry J. Mullin and Trump's Castle Associates ("TCA") (the "Agreement")
             -------------------------------------------------------

Dear Mr. Mullin:

        This letter will confirm that the Agreement is hereby amended to provide that you shall be employed by TCA in the capacity of President and Chief Operating Officer effective as of January 3, 2000. This will also confirm our agreement to amend the Agreement hereby by amending the Expiration Date to January 2, 2003.

        As consideration for these amendments, your annual base salary as stated in Paragraph 3A of the Agreement shall be amended as follows (i) Three Hundred Fifty Thousand ($350,000.00) Dollars for the calendar year 2000, (ii) Four Hundred Thousand ($400,000.00) Dollars commencing January 1, 2001 and (iii) Four Hundred Fifty Thousand ($450,000.00) commencing January 1, 2002. In addition, the Agreement is also hereby amended to provide that you shall receive a discretionary bonus based upon the profitability of Trump Marina Casino Resort.

        Except to the extent modified herein, you and TCA hereby ratify the Agreement and agree that all other such terms, conditions and obligations contained therein remain in full force and effect as stated in the Agreement.


                               Very truly yours,


                               /s/ Donald J. Trump
                               ---------------------
                               DONALD J. TRUMP
                               Chairman
                               Trump's Castle Associates

Agreed to this 14th day of
January, 2000

/s/ Larry J. Mullin
---------------------------
LARRY J. MULLIN